Exhibit 99.1

Zura Bio completes approximately $80 Million financing with the focus on advancing ZB-106, a potential first-in-class anti-IL-17 and anti-BAFF dual antagonist

▪	Tibulizumab (ZB-106) was licensed from Eli Lilly and Company on April 26, 2023

▪	Total cash and cash equivalents of approximately $120 million is expected to fund planned clinical and operating activities through 2026

SAN DIEGO, California – June 6, 2023 — Zura Bio Limited (Nasdaq: “ZURA”) (“Zura Bio”), a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders, today announced the final closing of a private placement resulting in gross proceeds to Zura Bio of approximately $80 million. This funding will allow Zura Bio to initiate a Phase 2 clinical trial for ZB-106 in systemic sclerosis (SSc), followed by a Phase 2 clinical trial in hidradenitis suppurativa (HS).

ZB-106 currently has clinical data from two Phase 1b studies completed in rheumatoid arthritis and Sjögren's syndrome. The safety profile to date appears to be acceptable, with no new findings relative to known IL-17 and BAFF inhibitors. Chronic toxicology studies have been completed with no adverse drug-related findings.

“To complete the financing is a key milestone. Not just for Zura Bio as a company, but for the development of our ZB-106 asset and the benefits that we hope it can bring to patients. Achieving our cash targets puts us in a great position to progress important clinical development programs and we are excited to move our operations forward as a result.” said Dr. Someit Sidhu, Chief Executive Officer and Director of Zura Bio.

Closing of the Private Placement Financing and Shareholder Approval

In connection with the recent licensing transaction for ZB-106, Zura Bio sold an aggregate of approximately 18.8 million Class A ordinary shares, and pre-funded warrants in lieu of Class A ordinary shares, to certain accredited institutional investors in a private placement financing (the “Offering”). The Offering resulted in gross proceeds to Zura Bio of approximately $80 million cash, before deducting placement agent fees and other offering expenses payable by Zura Bio. In addition, Eli Lilly and Company (“Lilly”) received an aggregate of approximately $4.25 million in Class A ordinary shares in lieu of a portion of the upfront cash paid by Zura Bio as consideration for the licensing transaction for ZB-106.

The Offering was led by Deep Track Capital, Great Point Partners, Suvretta Capital, and a leading life sciences-focused investment fund, alongside several additional new and existing investors.

Pursuant to the terms of the subscription agreements, each Class A ordinary share was sold at a price of $4.25 per share and each pre-funded warrant was sold at a price of $4.249 per pre-funded warrant. Each pre-funded warrant has an exercise price of $0.001 per Class A ordinary share. At the initial closing on May 1, 2023, investors purchased an aggregate of approximately 3.75 million Class A ordinary shares for a total of approximately $16 million in gross proceeds, excluding the shares issued to Lilly. At the second closing, which occurred on June 5, 2023 following the Company’s receipt of shareholder approval on June 1, 2023 to allot such shares and pre-funded warrants, investors purchased an aggregate of approximately 15 million Class A ordinary shares and pre-funded warrants for an additional total of approximately $64 million in gross proceeds. Zura Bio has approximately $120 million in cash and cash equivalents, which it believes will be sufficient to fund its planned operating expenses and capital expenditure requirements through 2026.

Guggenheim Securities served as lead placement agent for the Offering. Chardan and Raymond James also served as co-lead placement agents for the Offering.

The securities are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. Zura Bio has agreed to file resale registration statements with the U.S. Securities and Exchange Commission (the “SEC”), for purposes of registering the resale of the Class A ordinary shares and pre-funded warrants issued or issuable in connection with the Offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the shares under the resale registration statement will only be by means of a prospectus.

About Zura Bio

Zura Bio is a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. Currently, Zura Bio is developing three assets which have completed phase 1/1b studies and are Phase 2 ready. The company is developing a portfolio of therapeutic indications for tibulizumab (ZB-106), torudokimab (ZB-880), and ZB-168 with a goal of demonstrating their efficacy, safety, and dosing convenience in immune and inflammatory disorders.

Forward Looking Statements Disclaimer

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. You should carefully consider the risks and uncertainties described in the “Risk Factors” sections of Zura Bio’s filings with the SEC, including, without limitation, the risks and uncertainties described in the Registration Statement on Form S-4, as amended (the “Registration Statement”). These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside Zura Bio’s control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against Zura Bio; (2) volatility in the price of Zura Bio’s securities; (3) the ability of Zura Bio to successfully conduct research and development activities, grow and manage growth profitably, maintain relationships with customers and suppliers, and retain key employees; (4) costs related to financing transactions and the ongoing costs relating to operating as a public company; (5) changes in the applicable laws or regulations; (6) the possibility that Zura Bio may be adversely affected by other economic, business, and/or competitive factors; (7) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Zura Bio operates; (8) the impact of the global COVID-19 pandemic; (9) the potential inability of Zura Bio to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (10) the enforceability of Zura Bio’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (11) other risks and uncertainties described in the Registration Statement and such other documents filed by Zura Bio from time to time with the SEC. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. Zura Bio cautions that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Zura Bio gives no assurance that it will achieve its expectations. Zura Bio does not undertake or accept any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

Corporate Contact:
Kim Davis
Chief Legal Officer
Email: info@zurabio.com
Website: www.zurabio.com

Media:
Chris Wilson

Mint Gecko Ltd.

Email: chris.wilson@mintgecko.co.uk